UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2013

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312 - 3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

CoBiz Financial Inc. (the “Company”) held its annual meeting of shareholders on May 16, 2013, and the following matters were voted:

1.	With respect to the election of the eleven nominees to serve as directors of the Company, the following individuals were elected as follows:

Nominee	For	Withheld	Broker non-votes
Steven Bangert	31,722,395	1,162,862	3,107,020
Michael B. Burgamy	28,772,350	4,112,907	3,107,020
Morgan Gust	32,326,511	558,746	3,107,020
Evan Makovsky	28,219,581	4,665,676	3,107,020
Douglas L. Polson	32,385,943	499,314	3,107,020
Mary K. Rhinehart	32,384,118	501,139	3,107,020
Noel N. Rothman	28,820,483	4,064,774	3,107,020
Bruce H. Schroffel	32,620,943	264,314	3,107,020
Timothy J. Travis	28,752,315	4,132,942	3,107,020
Mary Beth Vitale	32,237,737	647,520	3,107,020
Mary M. White	32,383,618	501,639	3,107,020

2.	The nonbinding shareholder approval of executive compensation was approved as follows:

For	32,445,738
Against	366,603
Abstain	72,916
Broker non-votes	3,107,020

3.	The nonbinding ratification of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 was approved as follows:

For	35,695,258
Against	181,113
Abstain	115,906

4.	The shareholder proposal regarding the independence of the Chairman of the Board was voted against as follows:

For	8,393,569
Against	24,255,340
Abstain	236,348
Broker non-votes	3,107,020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)

/s/ Lyne Andrich
Lyne Andrich
EVP & CFO

Date: May 17, 2013